UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2017
______________
CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)
______________
Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
 (Address of principal executive offices)
(401) 435-7171
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01. Other Events

On February 24, 2017, Capital Properties, Inc. (the "Company"), issued a notice of mandatory redemption of the Company's currently outstanding 5% Dividend Notes, due December 26, 2022 (the "Notes") to Note holders of record  on February 23, 2017.  The Notes will be redeemed in full on March 31, 2017 (the "Redemption Date")  at 100% of the remaining principal amount thereof (after giving effect to the 10% partial redemption in June 2016) plus accrued interest thereon to the Redemption Date. The Notes are being redeemed pursuant to Section 5 of the Notes, which requires the Company to apply the net proceeds from the February 10, 2017 sale of its East Providence petroleum storage terminal and related assets to redemption of the Notes.  A copy of the Notice of  Mandatory Redemption and Letter of Transmittal is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1  Notice of Mandatory Redemption and Letter of Transmittal.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: February 27, 2017	By:	/s/ Stephen J. Carlotti
Stephen J. Carlotti
Secretary